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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated September 8, 2004, accompanying the financial statements of bTrade, Inc. for the year ended December 31, 2003 appearing in the Current Report on Form 8-K/A dated July 6, 2004, of Click Commerce, Inc., which report and financial statements are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP GRANT THORNTON LLP
Dallas, Texas December 23, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM